EXHIBIT 4.1

AMENDING AGREEMENT

TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDING AGREEMENT is dated as of the 27th day of July, 2005

AMONG:

POPE & TALBOT LTD., a company continued under the laws of Canada

(“Pope & Talbot Canada”)

OF THE FIRST PART

AND:

P&T FACTORING LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of British Columbia

(“Factoring LP”)

OF THE SECOND PART

AND:

MACKENZIE PULP LAND LTD., a company formed by incorporation under the laws of the Province of British Columbia

(the “Land Trustee”)

OF THE THIRD PART

AND:

P&T FINANCE TWO LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of British Columbia

(“Finance LP”)

OF THE FOURTH PART

AND:

EACH OF THE LENDERS SIGNING THE EXECUTION PAGES OF THIS AGREEMENT

OF THE FIFTH PART

AND:

THE TORONTO-DOMINION BANK

(the “Administration Agent”)

OF THE SIXTH PART

WHEREAS:

A. Pope & Talbot Canada and Factoring LP, as Borrowers, the Land Trustee and Finance LP, as Guarantors, the Lenders and the Administration Agent entered into a Third Amended and Restated Credit Agreement dated as of November 30, 2004 (the “Credit Agreement”) under which the Lenders made available:

(i)	to Pope & Talbot Canada and Factoring LP, as joint and several Operating Borrowers, the Operating Facility in the maximum amount of Cdn.$80,000,000 (or the Equivalent Amount in US Dollars), convertible to a two year non-revolving term facility; and

(ii)	to Pope & Talbot Canada, as Acquisition Borrower, the Acquisition Facility in the maximum amount of Cdn.$70,000,000 (or the Equivalent Amount in US Dollars), convertible to a one year non-revolving term facility;

B. The parties have now agreed:

(i)	to extend the Conversion Date for both the Operating Facility and Acquisition Facility from a period of 364 days from July 30, 2005 to July 29, 2006;

(ii)	to increase the maximum principal amount of the Acquisition Facility from Cdn.$70,000,000 to Cdn.$100,000,000 (or the Equivalent Amount in US Dollars);

(iii)	that Pope & Talbot Canada will provide to the Administration Agent a debenture in the principal amount of Cdn.$160,000,000 containing a fixed charge over all current and future real property interests, and a floating charge and security interest over all present and after-acquired personal property, of Pope & Talbot Canada relating to the sawmill and related facilities and operations located in Fort St. James, British Columbia; and

(iv)	to make certain other consequential amendments to the Credit Agreement,

all as more specifically set out in this Amending Agreement;

C. It is also proposed that, pursuant to a pending series of transactions:

(i)	a new limited partnership, Pope & Talbot Spearfish Limited Partnership (“Spearfish LP”) will be formed as a limited partnership under the laws of the State of South Dakota, with:

(a)	Pope & Talbot Canada as its sole general partner; and

(b)	P&T Funding Ltd., a company formed under the laws of the Province of British Columbia and an indirect wholly-owned subsidiary of Pope & Talbot US, as its sole limited partner;

(ii)

Spearfish LP will acquire from Pope & Talbot US the Spearfish lumber and pellet mill located in Spearfish, South Dakota, including related property, plant and equipment and certain inventory (the “Spearfish Transferred Assets”), in exchange for cash and a long-term unsecured demand promissory note to be issued by Spearfish LP to Pope & Talbot US; and

D. The Borrowers have requested and the Lenders have agreed to effect certain amendments to the Credit Agreement in connection with the Spearfish LP transaction, all as set out herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that, for good and valuable consideration (the receipt and sufficiency of which are acknowledged by all parties), the parties covenant and agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Defined Terms

Unless otherwise defined in this Agreement, capitalized terms used in this Agreement (including the recitals) shall have the meanings ascribed to them in the Credit Agreement.

ARTICLE 2

EXTENSION AND AMENDMENT OF CREDIT FACILITIES

2.1	Amendment of Credit Agreement

Without the need for any further document to be executed or action to be taken by any of the Borrowers, the Guarantors, the Lenders or the Administration Agent, the following amendments to the Credit Agreement shall become effective as of the date (the “First Effective Date”) of the satisfaction of the conditions precedent set out in Section 2.2:

(a)	The definition of “Conversion Date” in Section 1.1(am) of the Credit Agreement is amended by deleting “July 30, 2005” from each of paragraphs (i) and (ii) thereof and substituting “July 29, 2006”.

(b)	New definitions of “Fort St. James Mill” and “Fourth Confirmation” are added as Sections 1.1(bn.1) and 1.1(bn.2) of the Credit Agreement as follows:

“(bn.1)	“Fort St. James Mill” means the sawmill and related facilities and operations located in Fort St. James, British Columbia.

(bn.2)	“Fourth Confirmation” means a confirmation of the Security Documents executed by Pope & Talbot Canada, Factoring LP, the Land Trustee and Finance LP.”

(c)	A new definition of “Pope & Talbot Canada Fort St. James Debenture” is added as Section 1.1(dz.1) of the Credit Agreement as follows:

“(dz.1)

“Pope & Talbot Canada Fort St. James Debenture” means a debenture in the principal amount of Cdn.$160,000,000, executed by Pope & Talbot Canada in favour of the Administration Agent for the benefit of the Lenders, containing a fixed charge over all real property interests, and a floating charge and security interest over all present and after-acquired personal property of, the Acquisition Borrower in connection with the Fort St. James Mill.”

(d)	The definition of “Pope & Talbot Canada Harmac Debenture” in Section 1.1(dy) of the Credit Agreement is amended by adding to the end thereof “, as subsequently amended pursuant to an amending agreement dated as of July , 2005 to increase the principal amount thereof to Cdn.$200,000,000”.

(e)	The definition of “Security Documents” in Section 1.1(er) of the Credit Agreement is amended by:

(i)	adding a new paragraph (iv) as set out below:

“(iv) the Pope & Talbot Canada Fort St. James Debenture”;

(ii)	renumbering existing paragraphs (iv) to (xii) as paragraphs (v) to (xiii);

(iii)	adding a new paragraph (xiv) as set out below:

“(xiv) the Fourth Confirmation; and”; and

(iv)	renumbering existing paragraph (xiii) as paragraph (xv).

(f)	Section 2.1(b) of the Credit Agreement is amended by deleting “Cdn.$70,000,000” from the second line thereof and substituting “Cdn.$100,000,000”.

(g)	Section 8.1(j) of the Credit Agreement is amended by deleting “and the Harmac Mill” from each of the third and sixteenth lines thereof and substituting “, the Harmac Mill and the Fort St. James Mill”.

(h)	Appendix 1 to the Credit Agreement is deleted and replaced with Appendix 1 attached hereto.

2.2	Conditions to First Effective Date

The amendments to the Credit Agreement set forth in Section 2.1 of this Agreement shall not become effective until the fulfilment of the following conditions, to the satisfaction of the Lenders:

(a)	the Fourth Confirmation, substantially in the form attached as Schedule A hereto, shall have been executed and delivered to the Lenders and the Administration Agent by Pope & Talbot Canada, Factoring LP, the Land Trustee and Finance LP;

(b)	the Pope & Talbot Canada Fort St. James Debenture, substantially in the form attached as Schedule B hereto, shall have been executed and delivered to the Administration Agent by Pope & Talbot Canada, and all registrations, filings and recordings necessary or desirable to preserve, protect or perfect the enforceability of the security created thereby shall have been completed;

(c)	the amendment of the Pope & Talbot Canada Harmac Debenture, substantially in the form attached as Schedule C hereto, shall have been executed and delivered to the Administration Agent by Pope & Talbot Canada, and all registrations, filings and recordings necessary or desirable to preserve, protect or perfect the enforceability of the security created thereby shall have been completed;

(d)	the Lenders shall have received a certificate of an Authorized Officer of each of the Borrowers confirming that:

(i)	all of the representations and warranties of the Borrowers contained in the Credit Agreement are true and correct immediately prior to the First Effective Date with the same force and effect as if made immediately prior to the First Effective Date (except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true and correct as of such earlier date); and

(ii)	no event has occurred and is continuing which constitutes a Default or an Event of Default;

(e)	the Lenders shall have received copies certified by the Secretary or an Assistant Secretary of each of the Borrowers and the Guarantors (or their respective General Partners, as the case may be) of any amendments to its charter or limited partnership documents, as the case may be, effected since November 30, 2004, resolutions of the board of directors of each of the Borrowers and the Guarantors (or their respective General Partners, as the case may be) approving this Agreement and any other documents to be delivered thereby under this Agreement, and all documents evidencing any other necessary corporate or partnership action of each of the Borrowers and the Guarantors with respect to this Agreement and any other documents to be delivered thereby under this Agreement;

(f)	the Lenders shall have received a certificate of the Secretary or an Assistant Secretary of each of the Borrowers and the Guarantors (or their respective General Partners, as the case may be) certifying the names and true signatures of its officers authorized to sign this Agreement and any other documents to be delivered thereby under this Agreement;

(g)	the Lenders shall have received a recently-dated certificate of good standing or like certificate of each of the Borrowers and the Guarantors issued by appropriate government officials of the jurisdiction of its incorporation or formation, as the case may be;

(h)	the Lenders shall have received satisfactory certificates of insurance issued by the relevant insurer or its agent in respect of all insurance maintained by Pope & Talbot Canada in respect of the Fort St. James Mill;

(i)	Canadian Forest Products Ltd. (“Canfor”) shall have entered into an agreement with Pope & Talbot Canada and the Agent on behalf of the Lenders pursuant to which Canfor:

(i)	agreed to the extension of the term of each of the statutory right of way dated April 25, 2005 (the “SRW”) and the temporary licence agreement dated April 22, 2005 (the “Licence”), each for a total term ending on the earlier of completion of the subdivision of the Fort St. James Mill lands and 50 years; and

(ii)	consented to the charging in favour of the Administration Agent of the SRW and the Licence pursuant to the Pope & Talbot Fort St. James Debenture,

and otherwise in form and content satisfactory to the Lenders.

(j)	the Lenders shall have received a favourable opinion of counsel for each of the Borrowers and the Guarantors, addressed to the Lenders and counsel for the Lenders and in form and content satisfactory to the Lenders;

(k)	the Borrowers shall have paid to each of the Lender a fee in the amount of:

(i)	25 basis points on the amount of each Lender’s increase in its Acquisition Facility Commitment pursuant to this Agreement, as set out on Appendix 1, from that under the Credit Agreement; and

(ii)	10 basis points on total of each Lender’s Operating Facility Commitment and the remaining amount of each Lender’s Acquisition Facility Commitment,

together with any other fees required to be paid by the Borrowers pursuant to Section 14.5 of the Credit Agreement on or before the First Effective Date; and

(l)	the Lenders or the Administration Agent shall have received such other certificates and documentation as the Lenders or the Administration Agent may reasonably request.

2.3	Condition to Continuance of Borrowings

Pope & Talbot Canada further covenants and agrees that the continuance of any Borrowing under the Credit Agreement from and after the completion of the subdivision and acquisition by Pope & Talbot Canada of the lands related to the Fort St. James Mill (the “Subdivided Fort St. James Mill Lands”) shall be subject to the fulfilment of the following conditions, to the satisfaction of the Lenders:

(a)	the Land Title Act Form B and amendment to the Pope & Talbot Canada Fort St. James Debenture attached hereto as Schedule D, creating a fixed charge over the Subdivided Fort St. James Mill Lands, shall be executed and delivered to the Administration Agent by Pope & Talbot Canada within 10 Business Days of the completion of the subdivision and acquisition by Pope & Talbot Canada of the Subdivided Fort St. James Mill Lands; and

(b)	in the event that the subdivision and acquisition by Pope & Talbot Canada of the Subdivided Fort St. James Mill Lands does not occur on or before September 30,

2005, all registrations, filings and recordings necessary or desirable to preserve, protect or perfect the enforceability of the security created by the Pope & Talbot Canada Fort St. James Debenture in respect of the SRW shall have been completed.

ARTICLE 3

ACQUISITION OF SPEARFISH MILL

3.1	Amendment of Credit Agreement

Without the need for any further document to be executed or action to be taken by any of the Borrowers, the Guarantors, the Lenders or the Administration Agent, the following amendments to the Credit Agreement shall become effective as of the date (the “Second Effective Date”) of the satisfaction of the conditions precedent set out in Section 3.2:

(a)	The definition of “Canadian Group Entities” in Section 1.1(ab) of the Credit Agreement is amended by deleting the word “and Finance LP” in the second and third lines thereof and substituting “, Finance LP and Spearfish LP”.

(b)	The definition of “Credit Facility Documents” in Section 1.1(ap) of the Credit Agreement is amended by:

(i)	deleting “Pope & Talbot US Postponement Agreement” in the second line thereof and substituting “Postponement Agreements”; and

(ii)	deleting “or Penn Timber” in the sixth line thereof and substituting “, Penn Timber or Spearfish LP”.

(c)	The definition of “Funded Debt” in Section 1.1(bo) of the Credit Agreement is amended by:

(i)	deleting “and” in the third line thereof; and

(ii)	adding after “reforestation Obligations” in the fourth line thereof “, and (iii) the Indebtedness of Spearfish LP to Pope & Talbot US under the Spearfish LP Note”.

(d)	The definition of “General Partners” in Section 1.1(br) of the Credit Agreement is deleted and replaced with the following:

“(br)	“General Partners” means the Managing General Partner, Penn Timber, in its capacity as the general partner of Finance LP, and Pope & Talbot Canada, in its capacity as the general partner of Spearfish LP, and “General Partner” means any one of them.”

(e)	The definition of “Material Adverse Effect” in Section 1.1(cy) of the Credit Agreement is amended by deleting “Pope & Talbot US Postponement Agreement” from the second line of paragraph (iii) thereof and substituting “either of the Postponement Agreements”.

(f)	The definition of “Material Subsidiary” in Section 1.1(cz) of the Credit Agreement is amended by deleting “and Finance LP” from the fourth line thereof and substituting “, Finance LP and Spearfish LP”.

(g)	The definition of “Net Worth” in Section 1.1(db) of the Credit Agreement is amended by:

(i)	deleting “and Finance LP” in the third line thereof and substituting “, Finance LP and Spearfish LP”; and

(ii)	adding to the end thereof “but without any deduction in respect of the Obligations of Spearfish LP under the Spearfish LP Note”.

(h)	The definition of “Permitted Liens” in Section 1.1(dv) of the Credit Agreement is amended by deleting “Pope & Talbot US Postponement Agreement” from the second line of paragraph (xi) thereof and substituting “Postponement Agreements”.

(i)	A new definition of “Postponement Agreements” is added as Section 1.1(ec.1) of the Credit Agreement as follows:

“(ec.1)	“Postponement Agreements” means the Pope & Talbot US Postponement Agreement and the Spearfish LP Postponement Agreement.”

(j)	New definitions of “Spearfish LP”, “Spearfish LP Note” and “Spearfish LP Postponement Agreement” are added as Sections 1.1(er.1), (er.2) and (er.3) of the Credit Agreement as follows:

“(er.1)	“Spearfish LP” means Pope & Talbot Spearfish Limited Partnership, a limited partnership formed under the laws of the State of South Dakota, and its successors.

(er.2)	“Spearfish LP Note” means a subordinated promissory note in the principal amount of US$27,500,000 granted by Spearfish LP in favour of Pope & Talbot US.

(er.3)	“Spearfish LP Postponement Agreement” means a postponement agreement among the Administration Agent, the Lenders, Pope & Talbot Canada, Spearfish LP and Pope & Talbot US in form and content satisfactory to the Lenders.”

(k)	Section 7.1(a) of the Credit Agreement is amended by adding a new paragraph (iii) as follows:

“(iii)	Spearfish LP has been formed and is existing as a limited partnership under the laws of the State of South Dakota.”

(l)	Section 7.1(b) of the Credit Agreement is amended by deleting paragraph (ii) thereof and substituting the following:

“(ii)	The Factoring LP Limited Partnership Agreement, the Finance LP limited partnership agreement and the Spearfish LP limited partnership agreement grant to the Managing General Partner, Penn Timber and Pope & Talbot Canada, respectively, all necessary power and authority to enter into and perform the obligations of Factoring LP, Finance LP or Spearfish LP, as the case may be, under each of the Credit Facility Documents to which it is or will be a party, to own and operate its properties and to carry on its business as now conducted or as herein contemplated.”

(m)	Sections 7.1(d), (j) and (k) of the Credit Agreement are amended by:

(i)	deleting “and Finance LP” wherever it appears therein and substituting “, Finance LP and Spearfish LP”;

(ii)	deleting “and the Finance LP limited partnership agreement” wherever it appears therein and substituting “, the Finance LP limited partnership agreement and the Spearfish LP limited partnership agreement”; and

(iii)	deleting “or the Finance LP limited partnership agreement” wherever it appears therein and substituting “, the Finance LP limited partnership agreement or the Spearfish LP limited partnership agreement”.

(n)	Section 8.1(n) of the Credit Agreement is amended by:

(i)	deleting sub paragraphs (i)(C) and (iii)(C) thereof and substituting for each the following:

“(C)	a balance sheet of each of Finance LP and Spearfish LP”; and

(ii)	deleting “and Finance LP” wherever it appears therein and substituting “, Finance LP and Spearfish LP”.

(o)	Section 9.1(a) of the Credit Agreement is amended by deleting “Pope & Talbot US Postponement Agreement” wherever it appears therein and substituting “Postponement Agreements”.

(p)	New Sections 9.1(i) and (j) of the Credit Agreement are added as follows:

“(i)	Management Fees to Pope & Talbot US. None of the Borrowers or the Material Subsidiaries will enter into any agreement for the payment of, or make any payment of, consulting, licensing, management or administration fees or charges or other similar fees or charges to Pope & Talbot US or any of its Affiliates, other than such fees or charges in respect of goods or services provided on terms and conditions no less favourable to such Borrower or Material Subsidiary, as the case may be, than would apply in a similar transaction entered into with an arm’s length party.

(j)	Spearfish LP. Pope & Talbot Canada shall not:

(A)	voluntarily resign as the General Partner of Spearfish LP; or

(B)	agree to any amendment of the Spearfish LP limited partnership agreement to permit, or otherwise approve, any distribution by Spearfish LP to its Partners other than in accordance with their respective partnership interests.”

3.2	Conditions to Effectiveness of Amendments

The amendments to the Credit Agreement set forth in Section 3.1 of this Agreement shall not become effective until the fulfilment of the following conditions, to the satisfaction of the Lenders:

(a)	the Spearfish LP Postponement Agreement, substantially in the form attached as Schedule E hereto, shall have been executed and delivered to the Administration Agent by Spearfish LP, Pope & Talbot Canada and Pope & Talbot US;

(b)	the Lenders shall have received a certificate of an Authorized Officer of each of the Borrowers confirming that:

(i)	all of the representations and warranties of the Borrowers contained in the Credit Agreement are true and correct immediately prior to the Second Effective Date with the same force and effect as if made immediately prior to the Second Effective Date (except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true and correct as of such earlier date); and

(ii)	no event has occurred and is continuing which constitutes a Default or an Event of Default;

(c)	the Lenders shall have received copies:

(i)	certified by the Secretary or an Assistant Secretary of Pope & Talbot Canada, as the general partner of Spearfish LP, and in its own right, of Spearfish LP’s limited partnership agreement and its certificate of limited partnership, resolutions of the board of directors of Pope & Talbot Canada, as the general partner of Spearfish LP and in its own right, approving the Spearfish LP Postponement Agreement and any other documents to be delivered thereby under this Agreement, and all documents evidencing any other necessary partnership action of Spearfish LP, or corporate action of Pope & Talbot Canada, with respect to the Spearfish LP Postponement Agreement and any other documents to be delivered thereby under this Agreement; and

(ii)

certified by the Secretary or an Assistant Secretary of Pope & Talbot US of any amendments to its charter documents effected since December 15, 2004, resolutions of the board of directors of Pope & Talbot US approving the Spearfish LP Postponement Agreement and any other documents to be delivered by Pope & Talbot US under this Agreement, and all documents evidencing any other necessary corporate action of Pope & Talbot US with respect to the Spearfish LP Postponement Agreement and any other documents to be delivered by Pope & Talbot US under this Agreement;

(d)	the Lenders shall have received a certificate of the Secretary or an Assistant Secretary of each of Pope & Talbot Canada, as the general partner of Spearfish LP and in its own right, and Pope & Talbot US, certifying the names and true signatures of its respective officers authorized to sign the Spearfish LP Postponement Agreement for and on behalf of each of Pope & Talbot Canada, Spearfish LP and Pope & Talbot US;

(e)	the Lenders shall have received a recently-dated certificate of good standing or like certificate of each of Pope & Talbot Canada, Spearfish LP and Pope & Talbot US issued by appropriate government officials of the jurisdiction of its formation or incorporation, as the case may be;

(f)	the Lenders shall have received copies, certified by an Authorized Officer of Pope & Talbot Canada, of each of the following, each in form and content satisfactory to the Lenders:

(i)	the Spearfish LP Note;

(ii)	the management services agreement between Spearfish LP and Pope & Talbot US; and

(iii)	the marketing agreement between Spearfish LP and Pope & Talbot US.

(g)	Pope & Talbot US shall have sold to Spearfish LP all of the Spearfish Transferred Assets, and the Lenders shall have received satisfactory evidence thereof;

(h)	all capital contributions required from Pope & Talbot Canada and P&T Funding Ltd. under the Spearfish LP limited partnership agreement shall have been made, and the Lenders shall have received satisfactory evidence thereof;

(i)	the Lenders shall have received an opinion of counsel for each of Pope & Talbot Canada, Spearfish LP and Pope & Talbot US addressed to the Lenders and counsel for the Lenders and in form and content satisfactory to the Lenders;

(j)	all fees required to be paid by the Borrowers pursuant to Section 14.5 of the Credit Agreement on or before the Second Effective Date shall have been paid; and

(k)	the Lenders or the Administration Agent shall have received such other certificates and documentation as the Lenders or the Administration Agent may reasonably request.

ARTICLE 4

GENERAL PROVISIONS

4.1	Payment of Expenses

Without limiting the Borrowers’ obligations to the Lenders under Section 14.5 of the Credit Agreement, the Borrowers jointly and severally agree to pay upon demand the reasonable costs and expenses of the Administration Agent and the Lenders and their counsel in connection with the negotiation, preparation, approval, execution and delivery of this Agreement.

4.2	Limited Effect and Confirmation of Credit Agreement

This Agreement is limited to the matters set forth herein and, except as expressly set forth herein, nothing herein shall constitute (or be implied to constitute) an amendment of any term or provision of the Credit Agreement. Except as expressly amended hereby, the terms and conditions of the Credit Agreement shall continue in full force and effect.

4.3	Counterparts and Facsimile

This Agreement may be executed in any number of counterparts and by facsimile, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing such a counterpart.

4.4	Governing Law

This Agreement shall be construed in accordance with and governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

4.5	Successors and Assigns

This Agreement shall enure to the benefit of and be binding upon the parties to this Agreement and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first above written.

POPE & TALBOT LTD.

By:		/S/ RICHARD K. ATKINSON
	Name:	Richard K. Atkinson
	Title:	Chief Financial Officer

By:		/S/ DEEANN LINDSLEY
	Name:	DeeAnn Lindsley
	Title:	Assistant Secretary

P&T FACTORING LIMITED PARTNERSHIP by its Managing General Partner,
POPE & TALBOT PULP SALES U.S., INC.

By:		/S/ RICHARD K. ATKINSON
	Name:	Richard K. Atkinson
	Title:	Chief Financial Officer

By:		/S/ DEEANN LINDSLEY
	Name:	DeeAnn Lindsley
	Title:	Assistant Secretary

MACKENZIE PULP LAND LTD.

By:		/S/ RICHARD K. ATKINSON
	Name:	Richard K. Atkinson
	Title:	Chief Financial Officer

By:		/S/ DEEANN LINDSLEY
	Name:	DeeAnn Lindsley
	Title:	Assistant Secretary

P&T FINANCE TWO LIMITED PARTNERSHIP by its General Partner,
PENN TIMBER, INC.

By:		/S/ RICHARD K. ATKINSON
	Name:	Richard K. Atkinson
	Title:	Chief Financial Officer

By:		/S/ DEEANN LINDSLEY
	Name:	DeeAnn Lindsley
	Title:	Assistant Secretary

THE TORONTO-DOMINION BANK, as Lender

By:		/S/ FRASER SCOTT
	Name:	Fraser Scott
	Title:	Vice President and Director

BANK OF MONTREAL, as Lender

By:		/S/ JOHN MACLEAN COOK
	Name:	John MacLean Cook
	Title:	Director

THE BANK OF NOVA SCOTIA, as Lender

By:		/S/ KURT R. FOELLMER
	Name:	Kurt R. Foellmer
	Title:	Director-Corporate Banking

By:		/S/ A.A. OKAMOTO
	Name:	A.A. Okamoto
	Title:	Asc. Director-Corporate Banking

CANADIAN WESTERN BANK, as Lender

By:		/S/ D.C. MORRISON
	Name:	D.C. Morrison
	Title:	Sr. Manager, Corporate Banking

HSBC BANK CANADA, as Lender

By:		/S/ DEAN STEWART
	Name:	Dean Stewart
	Title:	Asst. Vice President

By:		/S/ GREG SPRUNG
	Name:	Greg Sprung
	Title:	Vice President

CAISSE CENTRALE DESJARDINS, as Lender

By:		/S/ FRANCE JOYAL
	Name:	France Joyal
	Title:	Senior Manager

By:		/S/ FRANCINE CHAMPOUX
	Name:	Francine Champoux
	Title:	Vice President

THE TORONTO-DOMINION BANK, as Administration Agent

By:		/S/ MICHAEL A. FREEMAN
	Name:	Michael A. Freeman
	Title:	Vice President, Loan Syndications-Agency

APPENDIX 1

LENDERS AND LENDERS’ COMMITMENTS

Lender and Lender’s Address	Total Commitment (Cdn.$)	Operating Facility Commitment (Cdn.$)	Acquisition Facility Commitment (Cdn.$)
The Toronto-Dominion Bank 17th Floor, 700 West Georgia Street Vancouver, British Columbia V7Y 1B6 Attention: Vice President, Investment Banking	$45,000,000	$21,333,334	$23,666,666

Bank of Montreal Suite 1800 – 885 West Georgia Street Vancouver, British Columbia V6C 3E8 Attention: Vice President, Asset Portfolio Management	$35,000,000	$16,000,000	$19,000,000

The Bank of Nova Scotia 18th Floor, 650 West Georgia Street Vancouver, British Columbia V6B 4N7 Attention: Director, Corporate Banking	$35,000,000	$16,000,000	$19,000,000

HSBC Bank Canada 2nd Floor, 885 West Georgia Street Vancouver, British Columbia V6C 3G1 Attention: Vice President, Commercial Banking	$30,000,000	$13,333,333	$16,666,667

Canadian Western Bank Suite 100, 666 Burrard Street Vancouver, British Columbia V6C 2X8 Attention: Manager, Commercial Banking	$20,000,000	$8,000,000	$12,000,000

Caisse centrale Desjardins 1, Complexe Desjardins, Bureau 2822 Montréal, Québec H5B 1B3 Attention: Senior Manager, Financing and Banking Services	$15,000,000	$5,333,333	$9,666,667

SCHEDULE A

FOURTH CONFIRMATION

Reference is made to the amending agreement (the “Amending Agreement”) dated as of July 27, 2005 made among Pope & Talbot Ltd. and P&T Factoring Limited Partnership (the “Borrowers”), Mackenzie Pulp Land Ltd. and P&T Finance Two Limited Partnership (the “Guarantors”), The Toronto-Dominion Bank, Bank of Montreal, The Bank of Nova Scotia, Canadian Western Bank, HSBC Bank Canada and Caisse Centrale Desjardins (collectively, the “Lenders”) and The Toronto-Dominion Bank (the “Administration Agent”), amending the third amended and restated credit agreement (the “Credit Agreement”) dated as of November 30, 2004 among the same parties. All capitalized terms used in this Fourth Confirmation have the meaning ascribed to such terms in the Amending Agreement or the Credit Agreement, as the case may be, unless otherwise defined herein.

Reference is also made to the security documents (collectively, the “Security Documents”) listed in Schedule A hereto previously granted by the Borrowers and the Guarantors, or certain of their predecessors, in favour of the Administration Agent.

In consideration of the agreement of the Lenders to the amendment of the Credit Facilities as set out in the Amending Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned hereby confirms, acknowledges and agrees to and with the Administration Agent and the Lenders as follows:

1. Each of the undersigned confirms that, without in any way limiting the generality of the Security Documents, the Security Documents to which it is a party shall be held by the Administration Agent as continuing collateral security for its obligations, indebtedness and liabilities to the Administration Agent and the Lenders under the Credit Agreement, as amended by the Amending Agreement.

2. This Confirmation is in addition to and not in substitution for the Security Documents.

DATED this 27th day of July, 2005.

POPE & TALBOT LTD.		MACKENZIE PULP LAND LTD.

Per:		Per:
	Authorized Signatory		Authorized Signatory

Per:		Per:
	Authorized Signatory		Authorized Signatory

P&T FACTORING LIMITED PARTNERSHIP by its Managing General Partner, POPE & TALBOT PULP SALES U.S., INC.		P&T FINANCE TWO LIMITED PARTNERSHIP by its General Partner, PENN TIMBER, INC.

Per:		Per:
	Authorized Signatory		Authorized Signatory

Per:		Per:
	Authorized Signatory		Authorized Signatory

SCHEDULE A

SECURITY DOCUMENTS

1.	Inventory and Accounts Security Agreement dated as of June 15, 2001 granted by Pope & Talbot Ltd., the predecessor by amalgamation to Pope & Talbot, in favour of the Administration Agent, as subsequently amended pursuant to the Second Amending Agreement.

2.	Debenture/Security Agreement in respect of the Mackenzie Mill in the principal amount of Cdn.$160,000,000 dated as of December 31, 2001 granted by Pope & Talbot Ltd., the predecessor by amalgamation to Pope & Talbot, in favour of the Administration Agent, as subsequently amended pursuant to the Second Amending Agreement.

3.	Debenture/Security Agreement in respect of the Harmac Mill in the principal amount of Cdn.$160,000,000 dated as of June 11, 2004 granted by Pope & Talbot in favour of the Administration Agent.

4.	Bank Act Security Agreement dated as of June 15, 2001 granted by Pope & Talbot Ltd., the predecessor by amalgamation to Pope & Talbot, in favour of the Administration Agent.

5.	Beneficiary Authorization and Charge dated as of December 31, 2001 among Pope & Talbot Ltd., the predecessor by amalgamation to Pope & Talbot, the Land Trustee and the Administration Agent.

6.	Security Agreement dated as of November 30, 2004 granted by P&T Factoring Limited Partnership in favour of the Administration Agent.

7.	Debenture/Security Agreement in the principal amount of Cdn.$160,000,000 dated as of June 15, 2001 granted by the Land Trustee in favour of the Administration Agent, as amended by a modification of debenture/security agreement dated as of October 30, 2003 executed by the Land Trustee and the Administration Agent.

8.	Security Agreement dated as of April 2, 2004 granted by Finance LP in favour of the Administration Agent.

SCHEDULE B

POPE & TALBOT FORT ST. JAMES MILL DEBENTURE

LAND TITLE ACT

FORM B

(Section 225)

Province of British Columbia

MORTGAGE - PART 1	(This area for Land Title Office use)	PAGE 1 of 5 pages
1. APPLICATION: (Name, address, phone number and signature of applicant, applicant’s solicitor or agent)

FARRIS, VAUGHAN, WILLS & MURPHY LLP
26th Floor, 700 West Georgia Street, Vancouver, BC, V7Y 1B3
(604) 584-9151
File Ref. No. 20-2764-13
Attention: Maria McKenzie

2. PARCEL IDENTIFIER(S) AND LEGAL DESCRIPTION(S) OF THE MORTGAGED LAND:*
[PID] [LEGAL DESCRIPTION]

[Insert PID and Legal Description of Subdivided Fort St. James Mill Lands]

3. BORROWER(S) (MORTGAGOR(S)): (including postal address(es) and postal code(s)) *

POPE & TALBOT LTD. (Registration No. A-61149), Box 8171, 1500 S.W. First Avenue, Portland, Oregon, 97207

4. LENDER(S) (MORTGAGEE(S)): (including occupation(s), postal address(es) and postal code(s))*

THE TORONTO-DOMINION BANK, a Canadian chartered bank having a branch address and postal address at 77 King Street West, 18th Floor, Toronto, Ontario M5K 1A2
5. PAYMENT PROVISIONS:**

(a) Principal Amount:	(b) Interest Rate:	(c) Interest Adjustment Date:	Y	M	D
$160,000,000	20% Per Annum:	N/A

(d) Interest Calculation Period:	(e) Payment Dates:	(f) First Payment Date:

Half Yearly Not in Advance	ON DEMAND	N/A

(g) Amount of each periodic payment:	(h) Interest Act (Canada) Statement: The equivalent rate of interest calculated half yearly not in advance is 20% per annum	(I) Last Payment Date: N/A
N/A

(j) Assignment of Rents which the applicant wants registered?	(K) Place of payment:	(l) Balance Due Date:
YES ☐ NO ☒	Postal Address in Item 4 above	ON DEMAND
If YES, page and paragraph number:

*	If space insufficient, enter “SEE SCHEDULE” and attach schedule in Form E.

MORTGAGE - PART 1	Page 2
6. MORTGAGE contains floating charge on land? YES ☒ NO ☐	7. MORTGAGE secures a current or running account? YES ☒ NO ☐
8. INTEREST MORTGAGED:

Freehold ☒ Other (specify) ☐*
9. MORTGAGE TERMS:

Part 2 of this mortgage consists of (select one only):
(a) Prescribed Standard Mortgage Terms ☐
(b) Filed Standard Mortgage Terms ☐	D F Number:
(c) Express Mortgage Terms ☒	(annexed to the mortgage as Part 2)
A selection of (a) or (b) includes any additional or modified terms referred to in item 10 or in a schedule annexed to this mortgage
10. ADDITIONAL OR MODIFIED TERMS:*

N/A
11. PRIOR ENCUMBRANCES PERMITTED BY LENDER:*

N/A

12.    EXECUTION(S): ** This mortgage charges the Borrower’s interest in the land mortgaged as security for payment of all money due and performance of all obligations in accordance with the mortgage terms referred to in item 9 and the Borrower(s) and every other signatory agree(s) to be bound by, and acknowledge(s) receipt of a true copy of, those terms

Officer Signature(s)	Execution Date			Borrower(s) Signature(s)
	Y	M	D
POPE & TALBOT LTD., by its authorized signatories:

	2005			Print Name:

(as to both signatures)	2005			Print Name:

	Y	M	D

THE TORONTO-DOMINION BANK, by its authorized signatory:

2005
Print Name:

OFFICER CERTIFICATION:

Your signature constitutes a representation that you are a solicitor, notary public or other person authorized by the Evidence Act, R.S.B.C. 1979, c. 116, to take affidavits for use in British Columbia and certifies the matters set out in Part 5 of the Land Title Act as they pertain to the execution of this instrument.

*	If space insufficient, enter “SEE SCHEDULE” and attach schedule in Form E.

**	If space insufficient, continue executions on additional page(s) in Form D.

PART 2 – EXPRESS MORTGAGE TERMS

THIS MODIFICATION OF DEBENTURE/SECURITY AGREEMENT made as of July 27, 2005.

WHEREAS:

A. Pope & Talbot Ltd. (the “Obligor”) granted to and in favour of The Toronto-Dominion Bank (the “Agent”) a debenture/security agreement (the “Debenture/Security Agreement”) dated July •, 2005;

B. The Agent holds the Debenture/Security Agreement as agent for and on behalf of the Lenders under a third amended and restated credit agreement dated as of November 30, 2004 made between the Obligor and P&T Factoring Limited Partnership, as Borrowers, Mackenzie Pulp Land Ltd. and P&T Finance Two Limited Partnership, as Guarantors, the Lenders signatory thereto and the Agent, as subsequently amended and restated; and

C. The Lenders have authorized the Agent to enter into this Agreement with the Obligor to amend certain provisions in the Debenture/Security Agreement, as more particularly set forth in this Agreement.

NOW THEREFORE in consideration of the sum of $10 now paid by each party hereto to the other and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

1.1	Defined Terms

Initially capitalized terms used in this Agreement and not defined herein shall have the respective meanings ascribed to such terms in the Debenture/Security Agreement.

1.2	Amendment of Debenture/Security Agreement

The Debenture/Security Agreement is amended by deleting Schedules A and D thereto and substituting Schedules A and D attached hereto.

1.3	Confirmation of Debenture/Security Agreement

This Agreement is supplemental to the Debenture/Security Agreement and shall form one instrument with the Debenture/Security Agreement. The Debenture/Security Agreement shall be treated as being amended only to the extent provided in this Agreement and all the provisions of the Debenture/Security Agreement, as herein amended, are hereby confirmed and shall continue to be in full force and effect.

IN WITNESS WHEREOF the parties hereto have executed this Agreement by executing the Land Title Act Form C forming the first pages of this Agreement.

SCHEDULE A

FREEHOLD LANDS AND INTERESTS IN LAND

Freehold Lands

1.	Parcel Identifier: [Insert PID of Subdivided Fort St. James Mill Lands]

[Insert Legal Description of Subdivided Fort St. James Mill Lands]

Other Interests

NIL

SCHEDULE D

CONTRACTUAL RIGHTS

NIL

END OF DOCUMENT

SCHEDULE C

POPE & TALBOT HARMAC DEBENTURE

AMENDING AGREEMENT

LAND TITLE ACT

FORM C

(Section 233)

Province of

British Columbia

GENERAL INSTRUMENT - PART 1	(This area for Land Title Office use)	Page 1 of 5 pages

1.	APPLICATION: (Name, address, phone number and signature of applicant, applicant’s solicitor or agent)

FARRIS, VAUGHAN, WILLS & MURPHY
26th Floor, 700 West Georgia Street
Vancouver, BC, V7Y 1B3
(604) 684-9151 File Ref. No: 20-2764-13
Attention: Maria McKenzie
signature of applicant, applicant’s solicitor or agent

2.	PARCEL IDENTIFIER(S) AND LEGAL DESCRIPTION(S) OF LAND:*

(PID)	(LEGAL DESCRIPTION)

SEE SCHEDULE

3.	NATURE OF INTEREST:*

DESCRIPTION	DOCUMENT REFERENCE (page and paragraph)	PERSON ENTITLED TO INTEREST
Modification of Mortgage EW72834	Entire Document Page 5	Transferee

4.	TERMS: Part 2 of this instrument consists of (select one only)

(a)	Filed Standard Charge Terms	☐	D.F. No.
(b)	Express Charge Terms	☒	Annexed as Part 2
(c)	Release	☐	There is no Part 2 of this instrument

A selection of (a) includes any additional or modified terms referred to in Item 7 or in a schedule annexed to this instrument. If (c) is selected, the charge described in Item 3 is released or discharged as a charge on the land described in Item 2.

5.	TRANSFEROR(S):

POPE & TALBOT LTD. (Registration No. A-61149)

6.	TRANSFEREE(S): (including postal address(es) and postal code(s))

THE TORONTO-DOMINION BANK, a Canadian chartered bank having a Branch address and postal address at P.O. Box 10001, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1A2

7.	ADDITIONAL OR MODIFIED TERMS:

N/A

GENERAL INSTRUMENT – PART 1	Page 2

8.	EXECUTION(S): **This instrument creates, assigns, modifies, enlarges, discharges or governs the priority of the interest(s) described in Item 3 and the Transferor(s) and every other signatory agree to be bound by this instrument, and acknowledge(s) receipt of a true copy of the filed standard charge terms, if any.

Officer Signature(s)	Execution Date			Party(ies) Signature(s)
	Y	M	D	POPE & TALBOT LTD. by its authorized signatory

	2005			Name:

2005
(as to both signatures)				Name:

OFFICER CERTIFICATION:

Your signature constitutes a representation that you are a solicitor, notary public or other person authorized by the Evidence Act, R.S.B.C. 1996, c. 124, to take affidavits for use in British Columbia and certifies the matters set out in Part 5 of the Land Title Act as they pertain to the execution of this instrument.

*	If space insufficient, enter “SEE SCHEDULE” and attach schedule in Form E.

**	If space insufficient, continue executions on additional page(s) in Form D.

LAND TITLE ACT FORM D EXECUTIONS CONTINUED	Page 3

Officer Signature(s)	Execution Date			Party(ies) Signature(s)
	Y	M	D	THE TORONTO-DOMINION BANK, by its authorized signatory:

	2005			Name:

OFFICER CERTIFICATION:

Your signature constitutes a representation that you are a solicitor, notary public or other person authorized by the Evidence Act, R.S.B.C.1996,c, 124, to take affidavits for use in British Columbia and certifies the matters set out in Part 5 of the Land Title Act as they pertain to the execution of this instrument.

LAND TITLE ACT FORM E SCHEDULE	Page 4

ENTER THE REQUIRED INFORMATION IN THE SAME ORDER AS THE INFORMATION MUST APPEAR ON THE FREEHOLD TRANSFER FORM, MORTGAGE FORM OR GENERAL DOCUMENT FORM.

2.	PARCEL IDENTIFIER(S) AND LEGAL DESCRIPTION(S) OF LAND:

(PID)	(LEGAL DESCRIPTION)

008-627-100	That Part of Section 22, Range 1, Cedar District, Outlined in Red on Plan 1499R

023-922-877	Lot 1 Section1 Range 8 Nanaimo District and Section 21 Range 1 Cedar District Plan VIP65621

023-922-893	Lot 3 of Sections 21, 22 and 23 Range 1 and Sections 21, 22 and 23 Range 2 Cedar District and District Lot 137 and 385 Nanaimo District Plan VIP65621

003-926-516	West 60 acres of Section 22, Range 1, Cedar District Except that part shown outlined in Red on Plan 1499R and Except part in Plan VIP74868

003-924-424	The East 1/2 of Section 2, Range 8, Nanaimo District, Except Plans 32333, 37427 and VIP 74868

009-779-159	Section 3, Range 8, Nanaimo District, Except those parts in Plans 16106 and 32333

009-779-442	Section 4, Range 8, Nanaimo District, Except Parcel A (DD 35951I) and Except those parts in Plans 16106 and 17640

008-747-695	Section 20, Range 2, Cedar District

TERMS OF INSTRUMENT - PART 2

THIS MODIFICATION OF DEBENTURE/SECURITY AGREEMENT made as of July •, 2005.

WHEREAS:

A. Pope & Talbot Ltd. (the “Obligor”) granted to and in favour of The Toronto-Dominion Bank (the “Agent”) a debenture/security agreement (the “Debenture/Security Agreement”) dated June 11, 2004 and registered in the Victoria Land Title Office on June 11, 2004 under Number EW72834;

B. The Agent holds the Debenture/Security Agreement as agent for and on behalf of the Lenders under an amended and restated credit agreement dated as of November 30, 2004 made between the Obligor and P&T Factoring Limited Partnership, as Borrowers, Mackenzie Pulp Land Ltd. and P&T Finance Two Limited Partnership, as Guarantors, the Lenders signatory thereto and the Agent, as subsequently amended and restated; and

C. The Lenders have authorized the Agent to enter into this Agreement with the Obligor to amend certain provisions in the Debenture/Security Agreement, as more particularly set forth in this Agreement.

NOW THEREFORE in consideration of the sum of $10 now paid by each party hereto to the other and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

1.1	Defined Terms

Initially capitalized terms used in this Agreement and not defined herein shall have the respective meanings ascribed to such terms in the Debenture/Security Agreement.

1.2	Amendment of Debenture/Security Agreement

The Debenture/Security Agreement is amended by:

(a)	deleting $160,000,000 in the second line of the first page thereof and substituting “$200,000,000”; and

(b)	deleting “ONE HUNDRED AND SIXTY MILLION DOLLARS ($160,000,000)” in each of the third line of Section 1 thereof and the first line of Section 3 thereof and substituting “TWO HUNDRED MILLION DOLLARS ($200,000,000)”.

1.3	Confirmation of Debenture/Security Agreement

This Agreement is supplemental to the Debenture/Security Agreement and shall form one instrument with the Debenture/Security Agreement. The Debenture/Security Agreement shall be treated as being amended only to the extent provided in this Agreement and all the provisions of the Debenture/Security Agreement, as herein amended, are hereby confirmed and shall continue to be in full force and effect.

IN WITNESS WHEREOF the parties hereto have executed this Agreement by executing the Land Title Act Form C forming the first pages of this Agreement.

END OF DOCUMENT

SCHEDULE D

POPE & TALBOT FORT ST. JAMES DEBENTURE

AMENDING AGREEMENT

DEBENTURE/SECURITY AGREEMENT

$160,000,000

POPE & TALBOT LTD.

WHEREAS Pope & Talbot Ltd. (the “Obligor”) and P&T Factoring Limited Partnership, as borrowers, Mackenzie Pulp Land Ltd. and P&T Finance Two Limited Partnership, as guarantors, The Toronto-Dominion Bank, Bank of Montreal, The Bank of Nova Scotia, Canadian Western Bank, HSBC Bank Canada and Caisse Centrale Desjardins, as Lenders and The Toronto-Dominion Bank, as Agent, entered into an amending agreement (the “Amending Agreement”) dated as of July 27, 2005 to the third amended and restated credit agreement dated as of November 30, 2004 made among the same parties (as the same may from time to time be further amended or restated (including any amendment to increase the amount of credit thereunder), the “Credit Agreement”);

AND WHEREAS it is a condition under the Amending Agreement that the Obligor execute and deliver this Debenture/Security Agreement to the Agent to charge, as security for the obligations of the Obligor to the Lenders, the Obligor’s interest in the Fort St. James sawmill and related facilities and operations located in Fort St. James, British Columbia (collectively, the “Fort St. James Mill”).

1. FOR VALUE RECEIVED, the Obligor acknowledges itself indebted to the Lenders and promises and agrees to pay ON DEMAND to the Agent (as agent for the Lenders) the principal sum of ONE HUNDRED AND SIXTY MILLION DOLLARS ($160,000,000) in lawful currency of Canada (or the equivalent thereof in any other currency) (the “Principal Amount”) or so much thereof as may be owing to the Lenders by the Obligor, at the office of the Agent at Toronto Dominion Bank Tower, 55 King Street West, 18th Floor, Toronto, Ontario M5K 1A2, or at such other place or places as the Agent may from time to time direct.

2. The Obligor will in the meantime, until such payment, pay interest on the Principal Amount remaining outstanding and unpaid from time to time hereunder at the rate of twenty percent (20%) per annum calculated half yearly not in advance as well as after as before maturity and both before and after default or judgment. Interest hereunder shall be payable on the dates specified in the Credit Agreement, as amended from time to time.

3. This Debenture/Security Agreement is limited to ONE HUNDRED AND SIXTY MILLION DOLLARS ($160,000,000) in lawful currency of Canada (or the equivalent thereof in any other currency) as to the total aggregate principal sum which may at any time be outstanding but extends and is intended to be security for all due and punctual performance, satisfaction, payment and discharge of all obligations, liabilities and indebtedness, direct or indirect, absolute or contingent, present or future, liquidated or unliquidated, of the Obligor to the Lenders and the Agent, wheresoever and howsoever incurred, and whether incurred before, at the time of, or after the execution of this Debenture/Security Agreement, including extensions or renewals thereof and including, without restricting the generality of the foregoing:

(a)

all obligations, indebtedness and liabilities, direct or indirect, absolute or contingent, present or future, liquidated or unliquidated, of the Obligor to the Agent and the Lenders under the Credit Agreement, whether incurred before, at the time of or after the execution hereof, and whether incurred jointly, jointly and severally or individually, and any extensions or renewals thereof, and including (without restricting the generality of the foregoing) all principal, interest (including interest on overdue interest), stamping or acceptance fees in respect of bankers’ acceptances and other fees, costs, expenses and other amounts payable at any time to the Agent or the Lenders under the Credit Agreement;

(b)	all obligations of the Obligor to the Lenders under any Treasury Contract;

(c)	all obligations, liabilities and indebtedness of the Obligor to any Lender under any contract of guarantee or indemnity now or hereafter in existence whereby the Obligor guarantees payment of the obligations, liabilities and indebtedness of any person to the Lenders or indemnifies the Lenders; and

(d)	all obligations of the Obligor under this Agreement.

4. As security for payment of the Principal Amount and all interest thereon and all other moneys for the time being and from time to time owing upon or charged or chargeable on the security hereof and to secure the due performance of the obligations and covenants of the Obligor herein contained, but subject to the exception herein contained as to consumer goods and the last day of the term of any lease:

(a)	the Obligor hereby mortgages, assigns, transfers and charges as and by way of a fixed and specific mortgage and charge to and in favour of the Agent (as agent for the Lenders) all of its present and future right, title and interest in and to the lands and premises, if any, described in Schedule A attached hereto, together with all buildings, fixtures, commons, ways, profits, privileges, rights, easements, and appurtenances thereto belonging or with the same held or enjoyed;

(b)	the Obligor hereby demises, subleases and charges to the Agent (as agent for the Lenders), all and singular the lands and premises, if any, described in and demised by the leases (the “Leases”) referred to in Schedule B including any greater right, title and interest therein or in any part thereof which the Obligor may acquire and hold during the currency of this Debenture/Security Agreement after the date hereof, together with the Leases and all right, title and interest of the Obligor therein and all benefit and advantage therefrom, including any right or option to renew and any option or right of first refusal to lease or to purchase that may be contained therein; to have and to hold the said lands and premises together with the appurtenances thereto belonging or appertaining unto the Lenders from the date hereof for and during the residue of the term of the Leases, save and except the last day thereof;

(c)

the Obligor hereby mortgages, charges, pledges and assigns to the Agent (as agent for the Lenders), and grants in favour of the Agent (as agent for the Lenders) a security interest in all of the Obligor’s right, title and interest in and to, all presently owned or held and hereafter acquired or held personal property, assets and undertakings of the Obligor (including such as may be returned to or repossessed by the Obligor) in connection with the Fort St. James Mill, of whatsoever nature or kind and wheresoever situate, including without limitation the locations set out on the attached Schedule C, and all proceeds thereof, substitutions therefor and accretions thereto including, without limiting the generality of the foregoing:

(i)	Inventory - all goods and chattels now or hereafter forming the inventory of the Obligor in connection with the Fort St. James Mill, of whatsoever kind and wheresoever located, including, without limiting the generality of the foregoing, all goods, merchandise, raw materials, work in progress, finished goods and chattels held (whether such goods are in the possession of the Obligor or of a bailee or other person for sale, lease, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials or returned or repossessed goods) for sale, lease or resale, or furnished or to be furnished under contracts for service or used or consumed in the business of the Obligor, goods used in or procured for packing or packaging, timber cut or to be cut, and all documents of title relating thereto;

(ii)	Accounts - all debts, accounts, choses in action, claims, demands and moneys now due or owing or accruing due or which may hereafter become due or owing to the Obligor in connection with the Fort St. James Mill, including, without limiting the generality of the foregoing, claims against the Crown in right of Canada or of any Province, moneys which may become payable under any policy of insurance in respect of any loss by fire or other cause which has been or may be incurred by the Obligor (collectively called “Book Debts”), together with all chattel paper, instruments, documents of title, money, contracts, securities, bills, notes, lien notes, judgments, chattel mortgages, mortgages and all other rights, benefits and documents now or hereafter taken, vested in or held by the Obligor in respect of or as security for the Book Debts hereby assigned or intended so to be or any part thereof and the full benefit and advantage thereof, and all rights of action, claim or demand which the Obligor now has or may at any time hereafter have against any person or persons, firm or corporation in respect thereof; and all of the Obligor’s deeds, documents, writings, papers, books of account and other books relating to or being records of debts, chattel paper or documents of title or by which such are or may hereafter be secured, evidenced, acknowledged or made payable;

(iii)	Intangibles - all contractual rights and insurance claims, patents, trademarks, trade names, goodwill, copyrights and other industrial property of the Obligor in connection with the Fort St. James Mill, including without limitation the contractual rights, if any, set out on Schedule D, all other choses in action of the Obligor of every kind which now are, or which may at any time hereafter be, due or owing to or owned by the Obligor and all other intangible property of the Obligor; and

(iv)

Equipment - all equipment in connection with the Fort St. James Mill, including, without limiting the generality of the foregoing, machinery, tools, fixtures, furniture, furnishings, chattels, motor vehicles, vessels, livestock and other tangible personal property that is not inventory, and all parts, components, attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing;

(d)	the Obligor hereby mortgages and charges as and by way of a floating charge to and in favour of the Agent (as agent for the Lenders) all the other properties, assets and undertaking of the Obligor in connection with the Fort St. James Mill (other than such properties, assets and undertaking as are effectively and validly subjected to the mortgages, charges, pledges, assignments and security interests created by paragraphs (a), (b) and (c) above), including without limiting the generality of the foregoing all real and immoveable property, both freehold and leasehold, now or hereafter owned or acquired by the Obligor in connection with the Fort St. James Mill, together with all buildings, fixtures, improvements, commons, ways, profits, privileges, rights, easements and appurtenances thereto belonging or with the same held or enjoyed including any lease, verbal or written, or any agreement therefor, provided, however, that the last day of any term of any such lease, verbal or written, or any agreement therefor now held or hereafter held by the Obligor, is excepted out of such real property charged by this Debenture/Security Agreement; and

(e)	the Obligor hereby mortgages, charges, pledges and assigns to the Agent (as agent for the Lenders), and grants in favour of the Agent (as agent for the Lenders) a security interest in all of the Obligor’s property in any form derived directly or indirectly from any use or dealing with any real or personal property of the Obligor in connection with the Fort St. James Mill (including real or personal property described in paragraphs (a), (b), (c) and (d)) including, without limiting the generality of the foregoing, accounts receivable, bills of exchange, insurance proceeds, chattel paper, intangibles, motor vehicles, and all other after-acquired property constituting proceeds or that indemnifies or compensates for any such real or personal property destroyed or damaged.

The Obligor acknowledges that the security interests created by clauses (c), (d) and (e) above attach upon the execution hereof (except with respect to property acquired by the Obligor after the date hereof, in which case the security interests attach at the time of acquisition).

5. The charges created by Section 4 hereof shall in no way hinder or prevent the Obligor at any time and from time to time until the security hereby constituted shall have become enforceable from selling, alienating, leasing, assigning or otherwise disposing of or dealing with the subject matter of such charges in the ordinary course of its business and for the purpose of carrying on or extending the same; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Obligor shall not be at liberty without the previous written agreement or consent of the Agent to create any mortgage, charge, pledge, lien or encumbrance, either fixed or floating, upon the property hereby charged, or any part thereof, which would not constitute a Permitted Lien under the Credit Agreement, nor shall the Obligor be at liberty to sell, alienate, lease, assign or dispose of any of the property hereby charged except as permitted under the Credit Agreement.

6. Consumer goods and the last day of the term created by any lease of real property or agreement therefor are hereby excepted out of the mortgages, charges, pledges and assignments created by this Debenture/Security Agreement, but the Obligor shall stand possessed of any such last day upon trust for the Agent to assign and dispose thereof as the Agent shall direct. Where the mortgaging, assigning, transferring, charging or pledging of, or granting a security interest in, any contract, agreement, permit, licence, lease, sublease or contractual right requires the consent or approval of or notice to any other party, the mortgage, assignment, transfer, charge, pledge and security interest thereon shall be subject only to such consent or approval of or notice having been obtained or given and immediately upon such consent or approval of or notice having been obtained or given, the mortgage, assignment, transfer, charge, pledge and security interest thereon shall be and become effective.

7. The mortgages, charges, pledges and assignments hereby created shall be and be deemed to be effective and shall have effect whether or not the moneys hereby secured or any part thereof shall be advanced before or after or at the same time as the issue of this Debenture/Security Agreement. The advance of moneys or extension of credit by the Lenders and the taking of this Debenture/Security Agreement as security therefor shall in no way obligate the Lenders to make any further advance or extension of credit to the Obligor.

8. This Debenture/Security Agreement when paid up and redeemed by the Obligor shall be cancelled and shall not be reissued but any partial payment made on this Debenture/Security Agreement shall be deemed not to be a cancellation pro tanto of this Debenture/Security Agreement. When this Debenture/Security Agreement has been paid up and redeemed and all liabilities, absolute and contingent, of the Obligor to the Lenders have been satisfied, the Obligor shall be entitled, upon the request and at the expense of the Obligor, to the surrender of this Debenture/Security Agreement for cancellation and to the delivery of an executed discharge in form suitable to cancel or release the registration of this Debenture/Security Agreement in all offices of record in which it is registered.

9. The principal, interest and all other moneys hereby secured shall become immediately due and be paid on demand.

10. The security hereby constituted shall become enforceable if the principal, interest and other moneys hereby secured are not paid when they become due and payable pursuant to Section 9 hereof.

11. The Agent may, at any time after the security hereby constituted shall have become enforceable, enforce its rights by any one or more of the following:

(a)	entry by the Agent into possession of all or any part of the properties, assets and undertakings hereby charged;

(b)	proceedings in any court of competent jurisdiction for the appointment of a Receiver or Receivers of all or any part of the properties, assets and undertakings hereby charged;

(c)	proceedings in any court of competent jurisdiction for the sale or foreclosure of all or any part of the properties, assets and undertakings hereby charged;

(d)	filing of proofs of claim and other documents to establish its claim in any proceeding or proceedings relating to the Obligor;

(e)	appointment by instrument in writing of a Receiver or Receivers as hereinafter provided;

(f)	sale by the Agent of all or any part of the properties, assets and undertakings hereby charged; and

(g)	any other remedy or proceeding authorized or permitted hereby or at law or in equity;

and in exercising any such right or remedy the Agent shall not incur or be subject to liability to the Obligor.

12. Any sale by the Agent of the properties, assets and undertakings hereby charged or any part thereof may be at public auction or by private sale and either for cash or credit or part cash and part credit, all as the Agent may see fit, with the proceeds of such sale to be applied as if the same were moneys received by a Receiver appointed under this Debenture/Security Agreement, and the Agent is hereby constituted the irrevocable attorney of the Obligor for the purpose of making such sale and executing any deed, conveyance, transfer, bill of sale or instrument necessary to effect such sale.

13. If the security hereby constituted shall become enforceable, the Agent by any of its officers or employees or by its agent or bailiff may at any time enter into or upon any land, tenement, house, building and premises wheresoever and whatsoever where any chattel hereby charged or any part thereof may be, and break and force open any door, lock, bar, bolt, fastening, hinge, gate, fence, tenement, house, building, enclosure and place for the purpose of removing the said chattel or part thereof; and after taking possession of the said chattel or part thereof, the Agent may sell such chattel or part thereof under the power of sale hereinbefore contained.

14. The Agent may at any time after the security hereby constituted shall have become enforceable appoint in writing any person or persons to be a Receiver or Receivers of the property hereby charged or any part thereof and may from time to time remove any Receiver or Receivers so appointed and appoint another in his stead.

15. A Receiver so appointed shall be and be deemed to be the agent of the Obligor which shall be solely responsible for his acts and default and for his remuneration, costs, charges and expenses and any such Receiver shall have power:

(a)	to take possession of and get in the property hereby charged and for such purpose take any proceedings in the name of and on behalf of the Obligor or otherwise;

(b)	to carry on or concur in carrying on part or all of the business of the Obligor relating to the property hereby charged;

(c)

to sell or lease or concur in selling or leasing any of the property hereby charged and to convert the same or any part thereof into money with full power to sell any of such property either together or in parcels and either by public auction or private contract and either for a lump sum or for a sum payable by instalments or for a sum on account and a mortgage or charge for the balance and with full power upon every such sale to make any special or other stipulation as to title or otherwise which the Receiver shall deem proper and with full power to buy in or rescind or vary any contract for sale of the said property or any part thereof and to resell the same without being responsible for any loss which may be occasioned thereby and with full power to compromise and effect compositions and for the purposes aforesaid or any of them to execute and do all such assurances and things as he shall think fit; and

(d)	to engage the services of employees, assistants and agents and to bestow his power of attorney on any of them for the purposes aforesaid.

The net profits of carrying on the said businesses or part thereof and the net proceeds of any sale shall be applied by such Receiver, subject to the claims of all secured and unsecured creditors (if any) ranking in priority to this Debenture/Security Agreement:

FIRSTLY:	in payment of all costs, charges and expenses of and incidental to the appointment of the Receiver and the exercise by him of all or any of the powers aforesaid including the reasonable remuneration of the Receiver and all outgoings properly payable by him;

SECONDLY:	in or towards payment to the Agent of the principal and all other moneys hereby secured;

THIRDLY:	in or towards the payment to the Agent of all arrears of interest remaining unpaid on this Debenture/Security Agreement; and

FOURTHLY:	any surplus shall be paid to the Obligor;

PROVIDED ALWAYS that the rights and powers conferred by this Section 15 are in supplement of and not in substitution for any rights that the Agent may from time to time have as the holder of this Debenture/Security Agreement or otherwise and the term “Receiver” as used in this Section 15 and in Sections 11, 12 and 14 hereof includes a Receiver-Manager.

16. The Obligor hereby further covenants and agrees to and with the Agent that it will at all times during the continuance of this security perform, observe or comply with, in every respect, all of the covenants on the part of the Obligor to be performed, observed or complied with pursuant to the Credit Agreement, as the same may be amended from time to time.

17. As used herein, the term “the Agent” shall include the Agent’s assigns whether immediate or derivative and any appointment or removal under Section 14 hereof may be made by writing executed by any such assigns.

18. The security hereby granted is in addition to and not in substitution for any other security or securities which the Agent may now or from time to time hold or take from the Obligor. The Obligor agrees that in the event of any default of payment of any moneys or a default in the observance or performance of any other covenant herein, the Agent may, at its option, realize on this Debenture/Security Agreement or on any other security whatsoever or on all or any combination of the said securities, together or separately, in any order, and failure to realize on any one or more of the said securities shall not affect any of the rights and remedies of the Agent under the remaining security or securities.

19. This Debenture/Security Agreement is issued by the Obligor as general and continuing security for the payment of any and all liabilities, present or future, liquidated or unliquidated, direct or indirect, absolute or contingent, of the Obligor to the Lenders, including re-advances made to the Obligor by the Lenders on current or running account or otherwise. If this Debenture/Security Agreement is redeemed by the Obligor, it shall be cancelled and shall not be re-issued, but:

(a)	any repayment to the Agent or the Lenders of the Principal Sum, in whole or in part, or

(b)	any ceasing by the Obligor to be indebted to the Agent or the Lenders,

shall be deemed not to be a redemption or cancellation pro tanto or otherwise and this Debenture/Security Agreement shall be and remain valid security for the principal sum and other money owing by the Obligor to the Lenders to the same extent as if such money had been owing on the issue of this Debenture/Security Agreement.

20. In addition to all other moneys payable hereunder, the Obligor shall assume and pay all costs, charges and expenses, including solicitors’ costs, charges and expenses as between solicitor and own client, which may be incurred by the Agent in respect of the creation of this Debenture/Security Agreement, its registration in all proper offices of record or any proceeding taken or things done in connection herewith or to collect, protect, realize or enforce the security herein contained or the moneys hereby secured.

21. The Agent may pay in whole or in part any charge, lien or encumbrance now or hereafter existing or claimed against any of the properties, assets or undertakings of the Obligor having or purporting to have priority over this Debenture/Security Agreement and the amount so paid shall be added to the principal of this Debenture/Security Agreement and shall be a charge upon the property hereby charged in priority to this security.

22. The Agent may waive any breach or default by the Obligor under this Debenture/Security Agreement. Any waiver or consent given by the Agent shall be limited to the particular instance and one or more waivers or consents shall not be construed to be continuous waivers or consents.

23. Neither the taking of any judgment nor the exercise of any power of seizure or sale shall operate to extinguish the obligation of the Obligor to pay the principal, interest and other money secured by this Debenture/Security Agreement or shall operate as a merger of any covenant in this Debenture/Security Agreement, and the acceptance of any payment or alternate security shall not constitute or create a novation, and the taking of a judgment or judgments under a covenant herein contained shall not operate as a merger of those covenants.

24. Each Lender may, in accordance with the terms and conditions of the Credit Agreement, at any time assign all security interests granted or created hereunder, or any interest in this Debenture/Security Agreement and the security interests granted or created hereunder, to any person. The Obligor expressly agrees that the Assignee (as defined in the Credit Agreement) shall have all of such Lender’s rights and remedies under this Debenture/Security Agreement.

25. The Obligor acknowledges and agrees that after default by the Obligor the Agent may notify all or any of the Obligor’s account debtors of the Agent’s security interest in the Obligor’s accounts and may also direct such account debtors to make payment of the accounts to the Agent and that any payments on such accounts received by the Obligor after default or notification shall be held in trust for the Agent and shall be deposited into the Obligor’s accounts with the Agent.

26. This Debenture/Security Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia. The Obligor irrevocably submits to the jurisdiction of any British Columbia court sitting in Vancouver, British Columbia, in any action or proceeding arising out of or relating to this Debenture/Security Agreement.

27. Time shall be of the essence of this Debenture/Security Agreement.

28. The Obligor hereby:

(a)	acknowledges receiving a copy of this Debenture/Security Agreement; and

(b)	waives all rights to receive from the Agent a copy of any financing statement, financing change statement or verification statement filed at any time with respect to this Debenture/Security Agreement.

29. Unless otherwise defined in this Debenture/Security Agreement, terms used in this Debenture/Security Agreement shall have the meanings ascribed to them in the Credit Agreement.

IN WITNESS WHEREOF this Debenture/Security Agreement has been duly executed as of the 27th day of July, 2005.

THE CORPORATE SEAL OF	)
POPE & TALBOT LTD.	)
was affixed hereunder in the presence of:	)
)
	)	C/S
Authorized signatory	)
)
)
Authorized signatory	)
)

Mailing Address:

Pope & Talbot Ltd.

1500 S.W. First Avenue

Portland, Oregon

97261

SCHEDULE A

FREEHOLD LANDS AND INTERESTS IN LAND

Freehold Lands

NIL

Other Interests

1.	Fort St. James Statutory Right of Way (unregistered) dated April 25, 2005 between Canadian Forest Products Ltd. and the Obligor in respect of such portion of the following lands as described in Schedule B thereto:

PID: 010-115-471

Lot 1, District Lots 4749, 4750, 4751, 4752 and 4756 Range 5 Coast District Plan 6059

PID: 013-074-806

The Northeast 1/4 of District Lot 4750, Range 5, Coast District, except Plan 6059

PID: 012-940-186

The Northeast 1/4 of District Lot 4750, Range 5, Coast District, except Plan 12077

PID: 015-275-701

Block A, District Lot 4749, Range 5, Coast District except Plan 6059

SCHEDULE B

LEASED LANDS

NIL

SCHEDULE C

LOCATIONS OF COLLATERAL

Fort St. James Mill

Takla Road

Fort St. James, British Columbia

V0J 1P0

SCHEDULE D

CONTRACTUAL RIGHTS

1. Temporary Licence Agreement made April 22, 2005 between Canadian Forest Products Ltd. and the Obligor in respect of such portion of the following lands as described in Schedule B thereto:

PID: 012-940-101

The Southwest 1/4 of District Lot 4752 Range 5 Coast District except Plans 6059 and 12077

SCHEDULE E

SPEARFISH POSTPONEMENT AGREEMENT

THIS POSTPONEMENT AGREEMENT dated as of the 27th day of July, 2005.

BETWEEN:

THE TORONTO-DOMINION BANK, in its capacity as Administration Agent under the Credit Agreement (as herein defined)

OF THE FIRST PART

AND:

POPE & TALBOT SPEARFISH LIMITED PARTNERSHIP, a limited partnership formed under the laws of the State of South Dakota

OF THE SECOND PART

AND:

POPE & TALBOT LTD. in its capacity as a Borrower under the Credit Agreement (as herein defined), and as General Partner of the Limited Partnership (as herein defined)

OF THE THIRD PART

AND:

POPE & TALBOT, INC., a corporation incorporated under the laws of the State of Delaware

OF THE FOURTH PART

WHEREAS:

A. The Borrower has entered into the Credit Agreement with the Administration Agent and the Senior Lenders, pursuant to which the Senior Lenders have agreed to provide a credit facility to the Borrower;

B. The Borrower is the general partner of Spearfish LP, and is an indirect wholly-owned subsidiary of the Subordinate Lender;

C. Spearfish LP is indebted to the Subordinate Lender and may from time to time have other outstanding indebtedness owed to the Subordinate Lender; and

D. The parties have agreed to enter into this Agreement in order to provide for certain matters relating to, and the respective priorities of, the obligations of the Borrower to the Senior Lenders and the obligations of Spearfish LP, and of the Borrower as its General Partner, to the Subordinate Lender.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the premises and of the sum of $10.00 now paid by the Administration Agent to the other parties hereto (the receipt and sufficiency of which are hereby acknowledged by each party hereto) and for other good and valuable consideration, the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Defined Terms.

In this Agreement (including the recitals), the following terms have the following meanings:

(a)	“Administration Agent” means The Toronto-Dominion Bank as administration agent under the Credit Agreement, its successors and assigns permitted by the Credit Agreement.

(b)	“Agreement” means this agreement and any amendment to this agreement executed by the Administration Agent and the Subordinate Lender.

(c)	“Borrower” means Pope & Talbot Ltd., a corporation continued under the laws of Canada, and its successors.

(d)	“Credit Agreement” means the third amended and restated credit agreement dated as of November 30, 2004 among the Borrower and P&T Factoring Limited Partnership, as borrowers, Mackenzie Pulp Land Ltd. and P&T Finance Two Limited Partnership, as guarantors, the Administration Agent and the Senior Lenders, as amended by an Amending Agreement dated as of July 27, 2005 among the same parties, and as the same may be further amended, modified, supplemented or restated from time to time (including without limitation any amendment, modification, supplement or restatement which increases the principal amount outstanding or available thereunder).

(e)	“Enforcement Proceeds” means all cash and non-cash proceeds received by the Senior Lenders or the Subordinate Lender pursuant to the enforcement of their respective rights to payment of the Senior Obligations or the Subordinate Obligations following the occurrence and during the continuance of an Event of Default under the Credit Agreement, a termination of a Treasury Contract or a default in respect of any of the Subordinate Obligations, including without limitation:

(i)	all amounts paid by the Borrower or Spearfish LP to a Senior Lender or the Subordinate Lender, as the case may be, pursuant to a demand or court order or upon execution pursuant to any court order;

(ii)	all proceeds received upon the enforcement of, or any action taken with respect to, the Senior Security or any Subordinate Security;

(iii)	all proceeds received upon any dissolution, liquidation, winding-up, reorganization, bankruptcy, insolvency or receivership of the Borrower or Spearfish LP, or any other arrangement or marshalling of the assets of the Borrower or Spearfish LP that is similar thereto;

(iv)	all proceeds of any insurance claim resulting from the loss or destruction of any assets owned or held by the Borrower or Spearfish LP or the non-payment of any receivables, or any other insurance proceeds received; and

(v)	all proceeds of any expropriation or condemnation of any assets owned or held by the Borrower or Spearfish LP.

(f)	“Receiver” means any receiver, receiver-manager, agent or other person appointed for the purpose of enforcing a Lien or realizing on any property subject thereto, whether appointed pursuant to the provisions of an instrument in writing or pursuant to the order of a court.

(g)	“Senior Lenders” means the Lenders under the Credit Agreement, together with their successors and assigns permitted by the Credit Agreement.

(h)	“Senior Obligations” means, at any particular time, the aggregate of:

(i)	all outstanding Borrowings by the Borrower under the Credit Agreement (including by way of Bankers’ Acceptances, Letters of Credit and Guarantee Letters);

(ii)	all interest (including interest on overdue interest) owing by the Borrower to the Senior Lenders under the Credit Agreement, including outstanding stamping fees in respect of Bankers’ Acceptances;

(iii)	all other fees, costs, expenses and other amounts payable to the Senior Lenders under or pursuant to the Credit Agreement or the Senior Security; and

(iv)	all obligations of the Borrower to the Senior Lenders under Treasury Contracts (including Treasury Contract Breakage Costs).

(i)	“Senior Security” means any security provided for under the Credit Agreement (including without limitation the Security Documents) securing any or all of the Senior Obligations or intended to do so.

(j)	“Spearfish LP” means Pope & Talbot Spearfish Limited Partnership, a limited partnership formed under the laws of the State of South Dakota, and its successors.

(k)	“Subordinate Lender” means Pope & Talbot, Inc., a corporation incorporated under the laws of the State of Delaware, and its successors and assigns.

(l)	“Subordinate Obligations” means, at any particular time, the aggregate of:

(i)	the principal amount of any Indebtedness owed by Spearfish LP to the Subordinate Lender;

(ii)	all interest (including interest on overdue interest) owed by Spearfish LP to the Subordinate Lender; and

(iii)	all other fees, costs, expenses and other amounts payable by Spearfish LP in connection with Indebtedness of Spearfish LP to the Subordinate Lender.

(m)	“Subordinate Security” has the meaning ascribed to that term in Section 2.2 of this Agreement.

1.2	Incorporation of Definitions in Credit Agreement.

All initially capitalized terms used in this Agreement which are not defined in Section 1.1 have the respective meanings ascribed to such terms in the Credit Agreement, provided that, at all times, Indebtedness shall include all Obligations of Spearfish LP under the Spearfish LP Note.

ARTICLE 2

PRIORITY OF OBLIGATIONS AND SECURITY

2.1	Postponement of Subordinate Obligations.

Except as otherwise expressly provided in Section 2.4, the Subordinate Obligations shall be and are hereby postponed and made subordinate in right of payment to the prior payment in full in cash of the Senior Obligations.

2.2	Priority of Security.

The Liens constituted by the Senior Security shall rank in priority to any and all Liens securing any of the Subordinate Obligations (“Subordinate Security”), whether any such Subordinate Security is created by operation of law or pursuant to any security instrument or arrangement executed or made by Spearfish LP or by the Borrower as the General Partner of Spearfish LP.

2.3	Prohibited Payments to Subordinate Lender.

Except as otherwise expressly provided in Section 2.4, Spearfish LP shall not make and shall not be entitled to make and the Subordinate Lender shall not accept and shall not be entitled to accept any payment or prepayment of principal, interest or other amount in respect of the Subordinate Obligations, whether in the form of cash, securities or otherwise.

2.4	Permitted Payments to Subordinate Lender.

Notwithstanding Section 2.3, Spearfish LP may make and the Subordinate Lender may receive payments (but not prepayments) on account of interest owing by Spearfish LP to the Subordinate Lender, provided that no Default has occurred and is continuing as at the date of such payment and that any such payment would not constitute or result in a Default or Event of

Default; and provided further that after the occurrence and during the continuance of a Default but prior to such Default having become an Event of Default, Spearfish LP may make and the Subordinate Lender may receive payments in connection with the operation of the inter-company accounts between Spearfish LP and the Subordinate Lender in the ordinary course of business (including ordinary course advances by the Subordinate Lender as well as ordinary course payments by Spearfish LP).

2.5	Covenants of the Subordinate Lender.

Without the prior written consent of the Administration Agent on behalf of the Senior Lenders, the Subordinate Lender shall not and shall not be entitled to:

(a)	petition Spearfish LP or the Borrower into bankruptcy or initiate, or participate in the initiation of, any similar proceeding; or

(b)	commence or initiate any action or proceeding to recover or receive payment of any of the Subordinate Obligations.

2.6	Security for Subordinate Obligations.

None of Spearfish LP, the Borrower nor any person on its or their behalf shall or shall be entitled to grant, deliver or provide any Subordinate Security to the Subordinate Lender, and the Subordinate Lender shall not and shall not be entitled to obtain, accept or hold any Subordinate Security from Spearfish LP, the Borrower or any person on its or their behalf, for payment or performance of any of the Subordinate Obligations, except, in the case of the Borrower, for security that is expressly permitted by the Credit Agreement, subordinate to the Senior Security and of which the Administration Agent and the Senior Lenders are given prompt written notice.

2.7	No Challenge.

The Subordinate Lender will not dispute or contest, or commence or initiate any action or proceeding to dispute or contest:

(a)	the validity, enforceability, priority or perfection of any Lien contained in or created by the Senior Security;

(b)	the postponement and subordination of the Subordinate Obligations to the Senior Obligations as provided in this Agreement;

(c)	the priority of any Liens constituted by the Senior Security over any Liens constituted by Subordinate Security as provided in this Agreement;

(d)	the validity or enforceability of this Agreement against the Subordinate Lender or the validity or enforceability of the Credit Agreement;

(e)	the appointment of any Receiver by or on behalf of the Senior Lenders; or

(f)	any lawful act or omission of the Senior Lenders or any Receiver in the enforcement of any of the Senior Security, other than gross negligence or wilful misconduct.

2.8	Application of Enforcement Proceeds.

(a)	All Enforcement Proceeds not in the form of cash shall be forthwith delivered (subject to the Administration Agent’s acceptance of such delivery) to the Administration Agent on behalf of the Senior Lenders and disposed of, or realized upon, by the Administration Agent on behalf of the Senior Lenders in a commercially reasonable manner so as to produce proceeds in the form of cash.

(b)	All Enforcement Proceeds in the form of cash shall be applied and distributed, and the Liens constituted by the Senior Security shall be deemed to have the relative priorities which would result in the Enforcement Proceeds being applied and distributed, as follows:

(i)	firstly, to the payment of all costs and expenses (subject to applicable law) incurred by the Administration Agent and the Senior Lenders in the exercise of all or any of the powers granted to them under the Senior Security and in payment of all of the remuneration of any Receiver and all costs incurred by such Receiver in the exercise of all or any powers granted to them under the Senior Security;

(ii)	secondly, in payment of all amounts of money borrowed or advanced by the Senior Lenders or such Receiver pursuant to the Senior Security and any interest thereon;

(iii)	thirdly, to the payment or prepayment of the Senior Obligations in full (including holding cash collateral to be applied against Senior Obligations which have not then matured) in such manner as the Administration Agent and the Senior Lenders may see fit or have agreed upon; and

(iv)	the balance, if any, in accordance with applicable law.

2.9	Winding Up.

In the event of any payment or distribution of assets of Spearfish LP upon or under any dissolution, winding-up, liquidation or scheme of arrangement (or reorganization equivalent thereto) or any insolvency, receivership or bankruptcy proceedings of Spearfish LP, whether pursuant to the Bankruptcy and Insolvency Act, the Winding-up Act or any bankruptcy, insolvency or analogous law of Canada, any province thereof or any other jurisdiction or any assignment for the benefit of creditors, any such payment or distribution of assets shall be treated for all purposes of this Article 2 as Enforcement Proceeds and shall be applied and distributed in accordance with the provisions of Section 2.8 of this Agreement.

2.10	Application of this Agreement.

The rights of the Administration Agent and the Senior Lenders and the obligations of Subordinate Lender, the priority of the Senior Obligations and the Senior Security over the Subordinate Obligations and any Subordinate Security, the application and distribution of Enforcement Proceeds in respect of the Senior Obligations in priority to the Subordinate

Obligations in accordance with Section 2.8, and all covenants of the Subordinate Lender contained in this Agreement, shall in each case apply and be enforceable notwithstanding:

(a)	the time or sequence in which any of the Credit Agreement, the Senior Security, any instrument or agreement relating to the Subordinate Obligations or any Subordinate Security are executed or delivered;

(b)	the registration, filing, recording, notification or perfection of any financing statement, mortgage, security agreement or other security instrument or interest relating to or contained in any of the Senior Security or any Subordinate Security or the provisions of any applicable law or decision;

(c)	the time or sequence in which any Lien constituted by the Senior Security or any Subordinate Security attaches;

(d)	the time or sequence in which any of the Senior Obligations or the Subordinate Obligations become due (whether at their stated maturity, by acceleration or otherwise) or are incurred;

(e)	the time or sequence of commencement or completion of any proceedings to enforce or collect any of the Senior Obligations or the Subordinate Obligations, to crystallize, enforce or realize on any of the Credit Agreement, the Senior Security, any instrument or agreement relating to the Subordinate Obligations or any Subordinate Security or the time or sequence in which any order or judgment in respect thereof is made or entered or any execution is obtained or registered or any other proceeding is commenced or completed;

(f)	the manner in which any of the Senior Security or any Subordinate Security are created or whether any such security is a fixed or floating charge;

(g)	the time or sequence in which the Administration Agent on behalf of the Senior Lenders, the Subordinate Lender or any Receiver on behalf of either of them takes possession or realizes upon any property and assets pursuant to the Senior Security or any Subordinate Security or the nature of the remedies available or exercised pursuant to the Senior Security or any Subordinate Security; or

(h)	any other factor of legal relevance, whether similar or dissimilar to any of the foregoing, other than this Agreement, establishing the priority or ranking or relative rights of enforcement between the Administration Agent, the Senior Lenders and the Subordinate Lender.

2.11	Effect of Non-Compliance.

In the event any non-cash Enforcement Proceeds are delivered to or received by the Subordinate Lender in contravention of this Agreement, the Subordinate Lender shall hold such Enforcement Proceeds in trust for the Senior Lenders and shall forthwith deliver such Enforcement Proceeds to the Administration Agent. In the event any cash Enforcement Proceeds, prepayments or other payments are made to or received by the Subordinate Lender in contravention of this Agreement, the Subordinate Lender shall hold such Enforcement Proceeds, prepayments or other payments in trust for the Senior Lenders and shall forthwith pay such Enforcement Proceeds, prepayments or other payments to the Administration Agent for application pursuant to Section 2.8 of this Agreement. Any action taken or thing done by the Subordinate Lender in contravention of this Agreement shall be null and void and of no effect.

ARTICLE 3

ENFORCEMENT AND REALIZATION

3.1	Enforcement Proceedings.

If any Lien constituted by the Senior Security becomes enforceable, the Administration Agent and the Senior Lenders may exercise all rights and remedies provided for in such Senior Security or otherwise available at law or in equity at the discretion of the Administration Agent and the Senior Lenders, including, without limitation, the appointment of a Receiver.

3.2	No Duty to Realize.

Nothing in this Agreement shall require or obligate the Administration Agent and the Senior Lenders to enforce or realize upon the Senior Security.

ARTICLE 4

GENERAL

4.1	Assignment.

Any assignee (to the extent permitted by the Credit Agreement) of or successor to the Administration Agent, a Senior Lender or the Subordinate Lender shall, without the need for any further document, be entitled to the rights and benefits of the assignor or predecessor pursuant to this Agreement, and shall be deemed to have agreed with and shall be obligated to comply with this Agreement. At the request of the Administration Agent, a Senior Lender or any permitted assignee or successor of the Administration Agent or a Senior Lender, the Subordinate Lender or any successor or assignee of the Subordinate Lender shall execute an instrument in form satisfactory to the parties, acting reasonably, confirming and acknowledging that the provisions of this Agreement continue to apply in favour of the Administration Agent and the Senior Lenders and any such permitted assignee or successor.

4.2	Representation by Subordinate Lender.

The Subordinate Lender represents and warrants to the Administration Agent and the Senior Lenders that all necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance of this Agreement by the Subordinate Lender, and this Agreement has been duly authorized, executed and delivered by the Subordinate Lender and constitutes a legal, valid and binding obligation of the Subordinate Lender.

4.3	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and of Canada applicable therein and shall be treated in all respects as a British Columbia contract.

4.4	Notices.

All notices and communications provided for hereunder shall be in writing and sent by facsimile transmission, by first class United States or Canadian mail (with charges prepaid) or by a recognized overnight delivery service (with charges prepaid). Any such notice shall be addressed:

(a)	if to the Administration Agent:

The Toronto-Dominion Bank
Corporate and Investment Banking
77 King Street West, 18th Floor
Toronto, Ontario
M5K 1A2

Facsimile.: (416) 982-5535
Attention: Vice President, Loan Syndications - Agency

(b)	if to the Subordinate Lender:

Pope & Talbot, Inc.
1500 S.W. First Avenue
Portland, Oregon
97201

Facsimile: (503) 220-2727
Attention: Vice President and Chief Financial Officer

or at such other address as the Administration Agent or the Subordinate Lender shall have specified to the other party by notice duly given in accordance with this Section 4.4. Notices under this Section 4.4 will be deemed given only when actually received.

4.5	Amendments.

This Agreement may not be amended or modified, and no provision of this Agreement may be waived, except by an agreement in writing signed by both the Administration Agent on behalf of the Senior Lenders and the Subordinate Lender.

4.6	Benefits of Agreement Restricted.

Nothing herein expressed or implied is intended or shall be construed to give anyone other than the Administration Agent on behalf of the Senior Lenders and the Subordinate Lender, and their respective successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect hereof or the benefit of any covenant, condition or provision contained herein; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Administration Agent on behalf of the Senior Lenders and the Subordinate Lender and their successors and permitted assigns. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

4.7	Non-Impairment of Senior Lenders’ Rights.

The Senior Lenders may extend, renew, modify or increase the Senior Obligations owing to them or amend or waive any terms of the Credit Agreement or the Senior Security or release, sell or exchange any of the Senior Security or any property or assets subject to a Lien under any of the Senior Security, and may otherwise deal freely with the Borrower, its Subsidiaries and Spearfish LP, all without affecting the liabilities and obligations of the Subordinate Lender hereunder.

4.8	Remedies for Breach.

Each of the parties hereby agrees that all covenants, provisions and restrictions contained herein are necessary and fundamental in order to establish the respective priorities of the Senior Lenders and the Subordinate Lender in connection with the Senior Obligations, the Senior Security, the Subordinate Obligations and the Subordinate Security and that a breach of any such covenant, provision or restriction would result in damages that could not adequately be compensated by monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available to it including, without limitation, any action for damages, the Administration Agent and the Senior Lenders shall be entitled to the immediate remedy of a restraining order, interim injunction, injunction or other form of injunctive or other relief as may be decreed or issued by any court of competent jurisdiction to restrain or enjoin such party from breaching any such covenant, provision or restriction.

4.9	Severability.

Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion hereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including herein any such part which may, for any reason, be hereafter declared invalid or unenforceable.

4.10	Duplicate Originals Execution In Counterpart.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

4.11	Term of the Agreement.

This Agreement shall remain in full force and effect until a written agreement of the parties to the contrary is entered into or until such time as all the Senior Obligations are satisfied and indefeasibly paid in full and the Senior Lenders have no further obligations or commitments to the Borrower under the Credit Agreement.

4.12	Entire Agreement.

This Agreement constitutes the entire agreement between the parties in respect of the subject matter hereof.

4.13	Further Assurances.

Each of the parties hereto shall from time to time execute and deliver such further documents and do such further acts or things as may from time to time be necessary to carry out the full intent and purpose of this Agreement and each part thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

THE TORONTO-DOMINION BANK
as Administration Agent

By:
Name:
Title:

POPE & TALBOT SPEARFISH LIMITED PARTNERSHIP
by its General Partner,
POPE & TALBOT LTD.

By:
Name:
Title:

By:
Name:
Title:

POPE & TALBOT LTD.
as Borrower

By:
Name:
Title:

By:
Name:
Title:

POPE & TALBOT, INC.
as Subordinate Lender

By:
Name:
Title:

By:
Name:
Title: